Exhibit 10.6

CONVEYANCE AND ASSIGNMENT

For good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the undersigned hereby grants, conveys, assigns and transfers to Plethora Enterprises, LLC, a Wyoming limited liability company (“Plethora”), all right, title and interest of the undersigned in and to the unsecured promissory note attached hereto as Exhibit “A” (the “Note”).  The undersigned further agrees to make, execute, and deliver to Plethora such other and further evidence of the conveyance, assignment and transfer of the Note contemplated hereby as may be reasonably requested by Plethora.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 5 day of August, 2015.

DVIBRI LLC, a California limited liability company

By:  /s/ Umesh Patel
Name: Umesh Patel
Title:

ACCEPTANCE

The undersigned hereby accepts the above Conveyance and Assignment.

Dated:  August 5, 2015

PLETHORA ENTERPRISES, LLC

By:  /s/ Nikolas Konstant
       NIKOLAS KONSTANT, Managing Member

EXHIBIT “A”

UNSECURED PROMISSORY NOTE

U.S. $90,000.00                                                                                                                      August 5, 2015

FOR VALUE RECEIVED, the undersigned, Eos Petro, Inc., a Nevada corporation (the “Issuer”), hereby promises to pay to the order of DVIBRI LLC, a California limited liability company (the “Payee”), at such place as the Payee shall direct in writing, the principal sum of Ninety Thousand Dollars ($90,000.00), with simple interest at 10% on the unpaid balance.  All references to Dollars herein are to lawful currency of the United States of America.

All unpaid principal of this Note and accrued interest shall be due and payable on January 1, 2016 (the “Maturity Date”). This Note may be prepaid at any time in whole or in part without premium or penalty.

In any action at law or in equity to enforce or construe any provisions or rights under this Note, the unsuccessful party or parties to such litigation, as determined by a court pursuant to a final offer, judgment or decree, shall pay to the successful party or parties all costs, expenses and reasonable attorneys' fees incurred by such successful party.

Issuer promises to pay the reasonable attorneys’ fees and costs incurred by the Payee in connection with the collection and/or enforcement of this Note

Neither this Note nor any term hereof may be waived, amended, discharged, modified, changed or terminated except by an instrument in writing signed by Issuer and the Payee.  This Note shall bind the Issuer’s successors and assigns and shall inure to the benefit of the Payee and the Payee’s successors and assigns.

This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

EOS PETRO, INC.,
a Nevada corporation

By:           /s/ Nikolas Konstant
Nicholas Konstant
Chief Financial Officer